SECURITIES AND EXCHANGE COMMISSION

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

John Bordynuik, Inc.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

John Bordynuik, Inc.
4536 Portage Road
Niagara Falls, Ontario Canada L2E6A8
(905) 354-7222
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

John Bordynuik, Inc.
4536 Portage Road
Niagara Falls, Ontario Canada L2E6A8
(905) 354-7222
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	9,697,375	$0.50	$4,848,687.50	$270.56

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined arbitrarily by us based on an evaluation of our shares outstanding as well as our current revenues and operations. The price of $0.50 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL   , 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

9,697,375 SHARES OF
JOHN BORDYNUIK, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 9,697,375 shares of our common stock can be sold by selling security holders at a fixed price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  April , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

We were founded in the State of Delaware on September 27, 2007 as Expedite 2, Inc.  On February 10, 2009 we entered into a Stock Purchase and Share Exchange Agreement (“Exchange Agreement”) with John Bordynuik, Inc. (“JBI”), an Ontario corporation and each of the JBI Shareholders whereby JBI became our wholly owned subsidiary.  On February 13, 2009 we filed a Certificate of Amendment changing our name to John Bordynuik, Inc.

JBI is an Ontario Corporation incorporated on February 10, 2006. JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and Massachusetts Institute of Technology (MIT) to read their 7 & 9 track computer tapes written from the 1960’s to 2000. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a reputation in legacy data recovery and has completed recovery projects for NASA, MIT, the United Nations (UN), the Ontario Provincial Government, and other institutions and Fortune-100 companies and their founders. Mr. Bordynuik has assigned this technology to JBI.

Where You Can Find Us

We presently lease corporate office and warehouse space located at 4536 Portage Road, Niagara Falls, Ontario Canada L2E 6A8, in the north end of Niagara Falls, five miles from two major highways, and within five to 20 miles from four major international bridges. JBI pays $6888.88 monthly for this space.  Our phone number is (905) 354-7222.

Our corporate office and production warehouse is located in a 32,000 square foot facility located in Niagara Falls, Ontario, Canada. Our Administration, Sales & Marketing and Research & Development team occupies 3,000 square feet, and 5,000 sq. feet is allocated for prototype, assembly and data recovery. Production, shipping and receiving are managed in the remainder of our facility.

We plan to open an engineering office in Cambridge, Massachusetts near MIT. We have outsourced software and hardware engineers to assist in developing and scaling our technologies.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.50 was determined arbitrarily by us based on an evaluation of our shares outstanding as well as our current revenues and operations and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended July 31, 2008 and 2007 are derived from our audited financial statements. The statement of operations and balance sheet data for the six months ended January 31, 2009 are derived from our unaudited financial statements.

	Six Months Ended January 31, 2009	Year ended July 31, 2008	Year ended July 31, 2007
	(unaudited)	(audited)	(audited)
STATEMENT OF OPERATIONS
Revenues	$1,637	$90,536	$49,574
Cost of Services	41,472	79,845	29,949
General and Administrative Expenses	533,364	451,452	111.867
Net Income	(561,642)	(445,696)	(101,283)

	As of January 31, 2009	As of July 31, 2008
		(audited)
BALANCE SHEET DATA

Cash	1,241,688	$2,664,386
Total Assets	2,417,149	2,782,426
Total Liabilities	308,661	329,089
Stockholders’ Equity	2,108,488	2,956,918

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our research and development efforts. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

COMPETITORS MAY DEVELOP SIMILAR TECHNOLOGY OR PATENT SIMILAR TECHNOLOGY, AND MAKE THIS TECHNOLOGY AVAILABLE TO OUR CUSTOMERS.

Competitors may develop similar technology and make the technology available to our current customers at a lower cost or on better contractual terms. If this were to occur our customer base would be reduced which would in turn lower our revenues.

WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through referrals and expanding into additional business sectors. We cannot assure you that we will be able to successfully establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

WE HAVE LIMITED SOURCES OF CAPITAL AND LIQUIDITY.

Currently, our primary source of capital and liquidity has been through our existing shareholders.  The Company does not have any lines of credit or other sources of capital to provide for liquidity or future expansion.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHN BORDYNUIK, OUR ONLY OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of John Bordynuik our only officer and director. We currently do not have an employment agreement with Mr. Bordynuik. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

JOHN BORDYNUIK HAS MAJORITY VOTING CONTROL OF OUR COMMON STOCK.

Mr. Bordynuik has the voting proxy for 61% of the voting stock of the Company.  Mr. Bordynuik controls the voting rights for the 36,308,345 shares of the 58,621,250 issued and outstanding shares of our common stock.

IF WE ARE UNABLE TO ACCURATELY ESTIMATE THE OVERALL RISKS OR COSTS WHEN WE BID ON A CONTRACT WHICH IS ULTIMATELY AWARDED TO US, WE MAY ACHIEVE A LOWER THAN ANTICIPATED PROFIT OR INCUR A LOSS ON THE CONTRACT.

Substantially all of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause the contract not to be as profitable as we expected, or may cause us to incur losses. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

•	onsite conditions that differ from those assumed in the original bid;

•	later contract start dates than expected when we bid the contract;

•	contract modifications creating unanticipated costs not covered by change orders;

•	availability and skill level of workers in the geographic location of a project;

•	fraud or theft committed by our employees;

•	difficulties in obtaining required governmental permits or approvals;

•	changes in applicable laws and regulations; and

ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF TECHNOLOGY PROJECTS, OR THE CANCELLATION OF SIGNIFICANT CONTRACTS, COULD REDUCE OUR REVENUES AND PROFITS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our business is highly dependent on the amount of technology work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new technology related work, the priorities placed on various projects funded by governmental entities and national or local government spending levels. Decreases in government funding of technology projects could decrease the number of technology related contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could have a material adverse effect on our business and results of operations.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.50 for the shares of common stock was determined arbitrarily by us based on an evaluation of our shares outstanding we well as our current revenues and operations.. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

Item 4.  Use of Proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined arbitrarily by us based on an evaluation of our shares outstanding we well our current revenues and operations..

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,697,375 shares of our common stock held by 249 shareholders of our common stock which were purchased pursuant by these shareholders in a private placement offering. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 6, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
1264282 Ontario Ltd. (Jade Amusement) (1)	8,000	8,000	0	0%
1515437 Ontario Inc. (2)	200,000	200,000	0	0%
Anthes, Colin B.	20,000	20,000	0	0%
Anthes, Fiona	16,000	16,000	0	0%
Anthes (In-trust Emily C. Anthes), Thomas	16,000	16,000	0	0%

Anthes, Thomas Victor	200,000	200,000	0	0%
Bagley, Brenda (3)	50,000	50,000	0	0%
Barnett, Alan (4)	232,000	232,000	0	0%
Barnett, Tom	6,000	6,000	0	0%
Barnett, Holly	24,000	24,000	0	0%
Beam, Janet	4,000	4,000	0	0%
Best Real Estate Buy Inc. (5)	30,000	30,000	0	0%
Biamonte, Joseph	10,000	10,000	0	0%
Biamonte, Napoleon (6)	122,000	122,000	0	0%
Biamonte, Ralph	5,000	5,000	0	0%
Biamonte, Sarah	2,000	2,000	0	0%
Bjorgan, Chris	2,000	2,000	0	0%
Boric, Doug	8,000	8,000	0	0%
Boric, Dean	30,000	30,000	0	0%
Bosche, Donalda	30,000	30,000	0	0%
Bosco, Kelly	10,000	10,000	0	0%
Bosco, Larry	10,000	10,000	0	0%
Bourbonnais, Mike	20,000	20,000	0	0%
Brain, Kevin	116,000	116,000	0	0%
Brewster, Donna	3,000	3,000	0	0%
Brock, Erwin	2,000	2,000	0	0%
Brown, Ian	200,000	200,000	0	0%
Brown, Tina	200,000	200,000	0	0%
Candler, Curt	20,000	20,000	0	0%
Cavanagh, Christine	2,000	2,000	0	0%
Chevalier, Wayne Thomas	20,000	20,000	0	0%
Cooper, Richard	1,000	1,000	0	0%
Crown, Heather	1,000	1,000	0	0%
Cucuz, Dragoljub	1,000	1,000	0	0%
Cucuz, Nada	1,000	1,000	0	0%
Cucuz (In Trust-Juliana Cucuz), Nada	2,000	2,000	0	0%
Cummings, Stephen	20,000	20,000	0	0%
Cushing, Catherine A.	10,000	10,000	0	0%
Cushing, Robert M.	10,000	10,000	0	0%
D'Amico, Michael	10,000	10,000	0	0%
Dickson, Lorraine	10,000	10,000	0	0%
Dixon, Betty	2,000	2,000	0	0%
D'orazio( In-trust Samara & Lucas Jeffery), Marina	10,000	10,000	0	0%
Dutton, Evan	80,000	80,000	0	0%
Elsley (In-trust Kristin Elsley), Sandra	3,000	3,000	0	0%
Esposito, Christina	1,000	1,000	0	0%
Evans, Catherine	1,000	1,000	0	0%
Evans, David	35,000	35,000	0	0%
Evans, Michael	1,000	1,000	0	0%
Evans, Robin	120,000	120,000	0	0%
Evans,Wendy	150,000	150,000	0	0%
Evans, Gordon	4,000	4,000	0	0%
Everson, Connie	8,000	8,000	0	0%
Farrington, Pamela L.	2,000	2,000	0	0%
Ferrante, Theresa C.	12,000	12,000	0	0%
Finch, Raymond	3,000	3,000	0	0%
Finch, Ruth	3,000	3,000	0	0%
Forsyth, Jeffrey	50,000	50,000	0	0%

Forsyth, Victoria	50,000	50,000	0	0%
Gallo, Roy	40,000	40,000	0	0%
Gatto, Nikkie	1,000	1,000	0	0%
Gerhardt, Kent	5,000	5,000	0	0%
Goodyear, Charles	24,000	24,000	0	0%
Goodyear, Hope	2,000	2,000	0	0%
Gordon, Rachael	4,000	4,000	0	0%
Green, Michael	170,000	170,000	0	0%
Harris, Barbara	8,000	8,000	0	0%
Haskell, David	1,000	1,000	0	0%
Haskell, Nancy	3,000	3,000	0	0%
Hrin, Peter	50,000	50,000	0	0%
Hunter, Gillies	300,000	300,000	0	0%
Lane, Jennifer	250	250	0	0%
Jewell, Pat	2,000	2,000	0	0%
Johnson, Scott	66,000	66,000	0	0%
Jordan, Earl T.	20,000	20,000	0	0%
Jovanovic, Mirko	20,000	20,000	0	0%
Kafal, Adam	2,000	2,000	0	0%
Kafal, Paul	44,000	44,000	0	0%
Kafal, Peter	52,000	52,000	0	0%
Kajganich, Anne	2,000	2,000	0	0%
Kajganich, Joanne	1,000	1,000	0	0%
Kajganich, Michael	1,000	1,000	0	0%
Kajganich, Nicholas	1,000	1,000	0	0%
Kajganich (In-Trust Bradley Kajganich), Nicholas	1,000	1,000	0	0%
Kandasamy, Fay	120,000	120,000	0	0%
Kandasamy, Gerald	80,000	80,000	0	0%
Kandasamy, Keith	17,000	17,000	0	0%
Kelly, Mary	7,000	7,000	0	0%
Kelly, Patrick	7,000	7,000	0	0%
Kelly (In Trust-Scarlett Kelly), Mary	5,000	5,000	0	0%
Kelly, Patrick Thomas	1,000	1,000	0	0%
Kent, R. Gordon	40,000	40,000	0	0%
Kobryn, David	20,000	20,000	0	0%
Kobryn, Scott	30,000	30,000	0	0%
Krkljus, Mile	10,000	10,000	0	0%
Lane, Jeremy	100,000	100,000	0	0%
Latinovic, Boro	2,000	2,000	0	0%
Lazaroski, Dejan	6,000	6,000	0	0%
Litalien, Connie	22,000	22,000	0	0%
Litalien, Trisha	10,000	10,000	0	0%
Macesic, Branko	8,000	8,000	0	0%
Macesic, Milan	4,000	4,000	0	0%
Macesic, Milja	4,000	4,000	0	0%
MacGregor, Ian	46,000	46,000	0	0%
MacGregor, Jeannette	10,000	10,000	0	0%
Mackinnon, Carol Ann	2,000	2,000	0	0%
MacLaren, Glenn	100,000	100,000	0	0%
Martin, Patricia	20,000	20,000	0	0%
Martino, Maria	15,000	15,000	0	0%
Martino, Rocco	15,000	15,000	0	0%
Martyn, Bonnie	3,000	3,000	0	0%
Martyn, Gerald	3,000	3,000	0	0%
Maskell, Scott	10,000	10,000	0	0%
Mason, Peter	4,000	4,000	0	0%

McGarry, Marion	2,000	2,000	0	0%
McGaw, Dawn	500	500	0	0%
Melchiorre, Lynn	5,000	5,000	0	0%
Melchiorre, Paul	1,000	1,000	0	0%
Mills, Kerry	20,000	20,000	0	0%
Mitrovic, Daniela	10,000	10,000	0	0%
Mitrovic, Miladin	10,000	10,000	0	0%
Moldenhauer, Dean J.D.	4,000	4,000	0	0%
Mrkalj, Andjelko	10,000	10,000	0	0%
Orescanin, Daniel	1,000	1,000	0	0%
Orescanin, John	5,000	5,000	0	0%
Orescanin, Mary	1,000	1,000	0	0%
Orescanin, Mildred	25,000	25,000	0	0%
Orescanin, Nathan	1,000	1,000	0	0%
Orescanin (In-Trust Grandchildren), Mildred	4,000	4,000	0	0%
Pang Jr., Peter Allen	8,000	8,000	0	0%
Paskey, Cindy	90,000	90,000	0	0%
Pieterse, Frank	32,000	32,000	0	0%
Pinder, Wendy	391,000	300,000	91,000	*
Pinder-Doede, Caitlin	2,500	2,500	0	0%
Pinder-Doede, Carrie (16)	2,500	2,500	0	0%
Pirsich, Stephan	2,000	2,000	0	0%
Plante, Chad	2,000	2,000	0	0%
Plante, Sabrina	2,500	2,500	0	0%
Pompetzki, Monika	140,000	140,000	0	0%
Popovacki, Carol	10,000	10,000	0	0%
Popovich, Dara	2,000	2,000	0	0%
Popovich, Dusan	20,000	20,000	0	0%
Prytula, Linda (17)	28,000	28,000	0	0%
Przybysz, Irene	50,000	50,000	0	0%
Radojevic, Lidija	4,000	4,000	0	0%
Rice, Keri Frances	20,000	20,000	0	0%
Richard, Diane	200,000	200,000	0	0%
Richard Jr., Gerard	20,000	20,000	0	0%
Richard, Yvette	20,000	20,000	0	0%
Richards, Bill	30,000	30,000	0	0%
Robbins, Glenn	3,000	3,000	0	0%
Robinson, Barbara	2,000	2,000	0	0%
Rogers, Stephanie	2,000	2,000	0	0%
Romanek, Sharron	3,000	3,000	0	0%
Roth, James D.	10,000	10,000	0	0%
Rouillier, Lise	3,000	3,000	0	0%
Roy, Richard	50,000	50,000	0	0%
Rusic, Bosiljka	1,000	1,000	0	0%
Rusic, Dragon (Danny)	1,000	1,000	0	0%
Saccone, Len	5,000	5,000	0	0%
Samdass, James	4,000	4,000	0	0%
Seburn, Janice	2,000	2,000	0	0%
Senese, Karen	2,000	2,000	0	0%
Senske, Jerrold	4,000	4,000	0	0%
Smith, James H.	20,000	20,000	0	0%
Smudja, Zeljko	6,000	6,000	0	0%
Spadotto, Michael	20,000	20,000	0	0%
Srdjenovic, Nedeljko	4,000	4,000	0	0%
Stark, Laura	2,000	2,000	0	0%

Stark, Lisa	2,000	2,000	0	0%
Stark, Pamela	6,000	6,000	0	0%
Stark, William	60,000	60,000	0	0%
Stark, Amy	2,000	2,000	0	0%
Stark, Doris	20,000	20,000	0	0%
Stark, Juliana	2,000	2,000	0	0%
Stark, Malcolm	20,000	20,000	0	0%
Stathourakis, Eugenia V.	1,000	1,000	0	0%
Steip, Ronald (Al)	1,000	1,000	0	0%
Stoll, Joan	4,000	4,000	0	0%
Tsiantoulas, Katherine	12,000	12,000	0	0%
Tsiantoulas, Nicola	2,000	2,000	0	0%
Tsiantoulas, Christos	4,000	4,000	0	0%
Tunstall, Charlotte	2,000	2,000	0	0%
Utvich, David	2,000	2,000	0	0%
Utvich, Danica	10,000	10,000	0	0%
Utvich, Daryl A.	2,000	2,000	0	0%
Utvich, Gregory T.	2,000	2,000	0	0%
Utvich, Judith	1,000	1,000	0	0%
Utvich, Lauren	2,000	2,000	0	0%
Utvich, Melissa E.	2,000	2,000	0	0%
Utvich (In-Trust Amelia Rae Utvich), Gregory T.	2,000	2,000	0	0%
Utvich Jr., Michael E.	2,000	2,000	0	0%
Utvich Sr., Michael E.	2,000	2,000	0	0%
Vandewater, Carolyn	5,000	5,000	0	0%
Varcoe, Ryland	2,000	2,000	0	0%
Varcoe, Scott	4,000	4,000	0	0%
Velemirovich, Dragica	2,000	2,000	0	0%
Vujic, Branislav	2,000	2,000	0	0%
Water Communications Inc. (7)	400,000	300,000	100,000	*
Weir, Ludmilla	10,000	10,000	0	0%
Widdis, Patricia J.	329,530	300,000	29,530	*
Wright, Grant	80,000	80,000	0	0%
Yelda, Dany	4,000	4,000	0	0%
Yorke, Steven	10,000	10,000	0	0%
Zubic, Tihomir	4,000	4,000	0	0%
Elsley, Sandra (21)(23)	7,750,000	300,000	3,450,000	5%
Bordynuik, John (22)	36,308,345	300,000	36,008,345	61%
Stark, Malcolm	133,250	133,250	0	0%
Stark, Malcolm	50,000	50,000	0	0%
Stark, Malcolm	50,000	50,000	0	0%
Stark, Malcolm	33,250	33,250	0	0%
Stark, Malcolm	40,000	40,000	0	0%
Doede, Steve (8)(23)	1,400,000	300,000	1,100,000	1.8%
Bordynuik Sr., John (9)	2,000,000	300,000	1,700,000	2.8%
Seburn, Brian (10)(23)	75,000	75,000	0	0%
Caputo, Marie	55,000	55,000	0	0%
Steip, Ronald (Al)	10,000	10,000	0	0%
Popovacki, John	50,000	50,000	0	0%
Barnett, Alan (4)	125,000	125,000	0	0%
Deurloo, Beverley Joan	120,000	120,000	0	0%
Wright, Grant	80,000	80,000	0	0%
D'Orazio, Marina (11)	46,875	46,875	0	0%
Widdis, Patricia J.	67,000	67,000	0	0%
Widdis, Patricia J.	120,000	120,000	0	0%
Anthes, Thomas Victor	150,000	150,000	0	0%

Kafal, Peter	48,000	48,000	0	0%
Stark-Chevers, Roberta	20,000	20,000	0	0%
IP Trust (12)	1,500,000	300,000	1,200,000	2%
Corp. 1683091 (13)	1,500,000	300,000	1,200,000	2%
Matkowski, Barbara	20,000	20,000	0	0%
Goodyear, Charles	90,000	90,000	0	0%
Matkowski, David	3,500	3,500	0	0%
Matkowski, Derek	2,000	2,000	0	0%
Falconer, Frank	20,000	20,000	0	0%
Harry Fois Poultry Farms (14)	40,000	40,000	0	0%
Myers, Howard	20,000	20,000	0	0%
Mehta, Jasmin	5,000	5,000	0	0%
Craig, Kathryn	15,000	15,000	0	0%
Matkowski, Kathryn (15)	8,000	8,000	0	0%
Yole, Leslie	8,000	8,000	0	0%
Kafal, Adam	750	750	0	0%
Kafal, Paul	1,250	1,250	0	0%
Gorman, Sheri	4,250	4,250	0	0%
Dorey, Jeffrey	8,000	8,000	0	0%
Nicholson, Donna	5,000	5,000	0	0%
Lahaie, Mike	2,000	2,000	0	0%
Clarke, Steve (18)	2,000	2,000	0	0%
Brown, Christopher	4,000	4,000	0	0%
Stark, Lisa	8,000	8,000	0	0%
Hunter, Karen	4,000	4,000	0	0%
Stark, Laura	2,000	2,000	0	0%
Barnett, Alan (4)	45,600	45,600	0	0%
Boric, Dean	14,000	14,000	0	0%
Boric, Douglas	8,000	8,000	0	0%
Byford, Dennis	6,000	6,000	0	0%
Cushing, Catherine	10,000	10,000	0	0%
Cushing, Robert	10,000	10,000	0	0%
Kvas, Anton	10,000	10,000	0	0%
Macesic, Branko	16,000	16,000	0	0%
Malivuk, Milan	30,000	30,000	0	0%
Mitrovic, Miladin	20,000	20,000	0	0%
Mrkalj, Andjelko	8,000	8,000	0	0%
Prytula, Linda (17)	40,000	40,000	0	0%
Robbins, Kristen	1,000	1,000	0	0%
Robbins, Lara	2,000	2,000	0	0%
Robbins, Valentina	3,000	3,000	0	0%
Stanojcic, Andja	2,000	2,000	0	0%
Van Dongen, Cory	10,000	10,000	0	0%
Van Dongen, Wilhelmus	10,000	10,000	0	0%
Optic Light (19)	10,000	10,000	0	0%
Pirsich, Steve	5,000	5,000	0	0%
Bordynuik, Janet	2,000	2,000	0	0%
Gisel, Tara	2,000	2,000	0	0%
Litalien, Connie	13,000	13,000	0	0%
Albano, Bruno	2,000	2,000	0	0%
Beni, Mildred	3,000	3,000	0	0%
Orescanin, Mildred	120,000	120,000	0	0%
Culliford, Keith	1,400	1,400	0	0%
Drapeau, Lynn (20)	10,000	10,000	0	0%
Maxwell, Meredith	45,000	45000	0	0%
Maxwell, Larry (24)	10,000	10,000	0	0%
Schertzing, Bert	25,000	25,000	0	0%
Schertzing, Christine	25,000	25,000	0	0%
	58,621,250	9,697,375

*Less than 1%
To our knowledge, none of the selling shareholders or their beneficial owners (except where noted):

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

1.	Andjelko Mrkalj exercises voting control and dispositive power over the shares listed on behalf of such entity.
2.	Ian Brown and Tina Brown exercise voting control and dispositive power over the shares listed on behalf of such entity.
3.	Brenda Bagley is contracted as a bookkeeper for John Bordynuik Inc.
4.	Alan Barnett has been an employee of John Bordynuik Inc. since November 17, 2008.
5.	Bob Molodynia exercises voting control and dispositive power over the shares listed on behalf of such entity.
6.	Napolean Biamonte is the landlord of the building John Bordynuik Inc. leases for operations.
7.
Frank Coy and Lisa Matheson exercise voting control and dispositive power over the shares listed on behalf of such entity and Frank Coy is an employee of RBC Dominion Securities as a Registered Representative investment advisor. Mr. Coy purchased in the ordinary course of business, and at the time of the purchase he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

8.	Steve Doede has been an employee of John Bordynuik Inc since August 2, 2008. Steve Doede is our Risk Manager, and was the COO of the registrants sibsidiary company until the merger.
9.	John Bordynuik Sr. is the father of John Bordynuik, our President, Chairman of the Board, Secretary and Treasurer and did some minor contract work for John Bordynuik Inc.
10.	Brian Seburn has been an employee of John Bordynuik Inc. since August 2, 2008.
11.	Marina D’Orazio is a contracted for cleaning services for John Bordynuik Inc.
12.	Mildred Orescanin exercises voting control and dispositive power over the shares listed on behalf of such entity.
13.
Shirley Bordynuik exercises voting control and dispositive power over the shares listed on behalf of such entity. She is the mother of John Bordynuik, our President, Chairman of the Board, Secretary and Treasurer.

14.	Harry Fois exercises voting control and dispositive power over the shares listed on behalf of such entity.
15.	Kathryn Matkowski has been an employee and manager of John Bordynuik Inc. since September 22, 2008.
16.	Carrie Pinder-Doede was a summer student employee at John Bordynuik Inc. in 2008.
17.	Linda Prytula was contracted as a bookkeeper for John Bordynuik Inc.
18.	Steve Clarke has been an employee of John Bordynuik Inc. since August 2, 2008.
19.	Wilhelmus Van Dongen exercises voting control and dispositive power over the shares listed on behalf of such entity.
20.	Lynn Drapeau has been an employee of John Bordynuik Inc. since October 27, 2008.
21.
Sandra Elsley was an employee and non-signing officer of the registrants subsidiary company  until October 2008. Her employment was terminate with cause in October 2008 and has no role in JBI and is now a common shareholder.

22.	John Bordynuik is the President, Chairman of the Board, Secretary and Treasurer of John Bordynuik Inc.
23.
To ensure corporate integrity, JBI has the right to repurchase shares that were issued to employees at the original price paid at any time for misconduct or breach of confidentiality, or any breach of JBI’s code of conduct, at the discretion of the Board.

24.
Larry Maxwell is an employee of RBC Dominion Securities as a Registered Representative investment advisor. Mr. Maxwell purchased in the ordinary course of business, and at the time of the purchase he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Item 8. Plan of Distribution.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.50 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share.  Currently we have 58,621,250 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were founded in the State of Delaware on September 27, 2007 as Expedite 2, Inc and 100,000 shares were issued to Sheila Hunter. On June 2, 2008, pursuant to the terms of a Stock Purchase Agreement, John Bordynuik purchased a total of 100,000 shares of our issued and outstanding common stock from Sheila Hunter for an aggregate of $30,000 in cash. The total of 100,000 shares represented 100% of the shares of issued and outstanding common stock of the Company at the time of transfer.

On February 10, 2009 we entered into an Exchange Agreement with JBI, an Ontario corporation and each of the JBI Shareholders whereby JBI became our wholly owned subsidiary.  On February 13, 2009 we filed a Certificate of Amendment changing our name to John Bordynuik, Inc.

Description of Business

Our wholly owned subsidiary JBI is an Ontario Corporation incorporated on February 10, 2006. JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and MIT to read their 7 & 9 track computer tapes written from the 1960’s to 2000. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a strong reputation in legacy data recovery and has completed recovery projects for the NASA, MIT, UN Tapes, the Ontario Provincial Government, and other institutions and Fortune-100 companies and their founders. Mr. Bordynuik has assigned this technology to JBI.

JBI designed and manufactured a 40-foot mobile data recovery container complete with 18 drives, photographing stations, servers, air handling, tape dehydration systems, and rooms for tape libraries. This container is capable of reading in excess of 700 tapes per day and is designed primarily to remotely read large volumes of seismic data tapes for oil and gas as well as highly sensitive tapes for government defense departments.

Mr. Bordynuik has experience cracking encryption used to store data onto tapes and deciphering data for clients; this is extremely valuable in the process of legacy data recovery and provides a value–added service to customers. Usually, JBI’s services are required to decipher tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by JBI. JBI employs Mr. Bordynuik’s software to decipher all data and convert it to modern file formats as requested by clients.

Mr. Bordynuik has developed technology to prove mechanically that the recovered data is 100% accurate. Prior to the development of this technology old media read on original equipment could not be validated and its output was generally poor.

JBI’s technology is valuable to governmental and educational institutions, and in the recovery of seismic data. As an example, earth science sensor data compiled by NASA and stored on these tapes can now be viewed and studied on a single computer. At the time that these legacy tapes were written, it was not uncommon for large IBM mainframes to have 8 kilobytes of dynamic memory and no disk drive. In the past, it has not been possible to process decades of sensor data due to limited disk storage, lack of dynamic memory and limited processing power, and inability to read old tapes. From a business-unit perspective, every tape is considered a “national asset” and high volumes of paperwork, administration and storage costs are required to manage them. JBI can usually amalgamate 200,000 national assets (tapes) into one national asset (hard disk array).

We have scaled to handle multiple clients and have developed a tape transcription, migration and normalization technology for the oil and gas market. To date, JBI’s business has been unsolicited. In the future, JBI will utilize existing relationships to seek new business and will seek relationships with oil and gas clients to read their seismic data tapes.

JBI designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments. JBI will now transport its proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

JBI does not use off-the-shelf-hardware and software and has the ability to design technology to recover most legacy data and most modern media. Through proprietary research and development that applies technology solutions with artificial intelligence and custom hardware, firmware and software, JBI provides the innovation necessary to be competitive in today’s market.

JBI holds a US patent (7,115,872) for a dirty bomb detector and is exploring the possibilities of licensing this technology to the market.

JBI sponsored the IEEE Mass Storage Systems and Technologies Conference in Maryland in September 2008. Mr. Bordynuik spoke at the event to highlight JBI’s findings. The attendees are representatives from institutions in the United States and internationally. This was a significant event for JBI.

Products

Magnetic Computer Backup Tapes:

JBI is sole sourced by institutions to read their large volume of legacy data 7 & 9 track tapes. In August 2008, JBI met with NASA to discuss further procurement requirements and to work out scheduling for the arrival of more tapes. NASA is currently arranging the shipping of the next set of tapes to JBI for data recovery.

JBI has read thousands of tapes for MIT. These were written from 1960s through 1995. The scalability of our proprietary technology employed enables JBI to easily expand data recovery services for new media types. JBI will continue to use economies of scale to increase volume and lower costs.

JBI will use economies of scope to provide data recovery solutions for newer types of magnetic media that include microfiche, optical and film. JBI will leverage the unique strategic alliance with Mr. Bordynuik to establish long-term licensing of technologies used in our products and services. JBI will focus on reliable and timely delivery and quality outcomes. JBI will build, strengthen and manage the JBI brand.

Radiation Detection Products

JBI owns a broad-based patent for a handheld and network able dirty bomb detection sensor. JBI has not built or sold any product under this patent to date.

Advertising and Sales Strategy:

Tapes

JBI has already developed a reputation in data recovery and is sole-sourced by established institutions, governments and individuals. We hope this reputation will promote word of mouth sales and contacts. JBI has developed strategic alliances with NASA, MIT and other educational institutions as a result of Mr. Bordynuik’s 22-year track record of data recovery and reputation for being able to recovery 100% of the information from “unreadable” tapes. Strategic alliances provide on-going introductions to institutions and corporations in need of our data recovery services.

JBI plans to develop and offer only the highest quality products and services. We will use patented and/or disruptive technologies. This will reduce customers’ costs and have a positive outcome. This strategy will continually differentiate us from our competitors’ products and services. This is demonstrated by “perfect reads” of tapes from NASA, the UN, MIT, the US Army, and other public and private archives.

JBI has a working agreement with a seismic data library corporation regarding our ability to recover and manage their volumes of 7 & 9 track tapes. JBI has a working agreement with an oil and gas data management company and is now formalizing the scope of various projects with their oil and gas clients.

JBI Senior Executives have and will continue to attend the key exhibitions and conferences for mass storage solutions to promote JBI’s data recovery solutions.

VII. Competitive Advantages

We are the only company capable, at this time, of reading legacy 7 & 9 track tapes 100%. Our competition will be from data recovery houses who claim to be able to read legacy data. In the past, these data recovery businesses have sent JBI requests to purchase and/or license Mr. Bordynuik’s technologies.

During NASA’s procurement process, JBI received requests from various vendors to quote on subcontracting the work. NASA procured JBI through FAR 13 for tape recovery after a thorough bidding and verification process.

Presently, some data recovery businesses use original equipment to recover data from old media; this is generally found to be ineffective and data is not accurate. JBI will compete against groups claiming to be able to read legacy media by emphasizing our proven track record and proven technology. JBI will achieve and maintain profitability by controlling costs. We will scale up only on an as-needed basis.

Employees

We currently employ 15 full and part-time staff. We designs, develops and manufactures all of our data recovery equipment. We are equipped with 12 media dryers, 66 7 & 9-track tape drives, large customized and modified tape libraries to support  media such as 3480, 3490, 3590, DLT, LTO, SDLT, AIT, and Exabyte, as well as many other modern cartridge formats. We have 200TB of storage and various server clusters for processing. We have packaged internal data conversion and management systems into one plug-and-play solution for clients with large datasets.

We designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for oil and gas as well as highly sensitive tapes for government defense departments. We will now transport our proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

We have an infrastructure to support data acquisition, processing and output. Our development lab includes a 144-core distributed processing and file-serving cluster with 100TB of temporary storage. We utilize a “Cray-on-a-chip” development platform to migrate designs to hardware after thoroughly proven in software. We have a fully equipped machine shop. Risk of data loss is mitigated through the use of a secure offsite backup storage facility. We have manufactured additional tape drives for the oil and gas sector. We have a large engineering, math and solutions archive onsite.

DESCRIPTION OF PROPERTY

We presently lease corporate office and warehouse space located at 4536 Portage Road, Niagara Falls, Ontario Canada L2E 6A8, in the north end of Niagara Falls, five miles from two major highways, and within five to 20 miles from four major international bridges. JBI pays $6888.88 monthly for this space.  Our phone number is (905) 354-7222.

Our corporate office and production warehouse is located in a 32,000 square foot facility located in Niagara Falls, Ontario, Canada. Our Administration, Sales & Marketing and Research & Development team occupies 3,000 square feet, and 5,000 sq. feet is allocated for prototype, assembly and data recovery. Production, shipping and receiving are managed in the remainder of our facility.

We plan to open an engineering office in Cambridge, Massachusetts near MIT. We have outsourced software and hardware engineers to assist in developing and scaling our technologies.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 249 shareholders of our common stock.

Rule 144 Shares

As of April 6, 2009, there are no shares of common available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After June 2009, the 100,000 common shares held by John Bordynuik will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After February 2010, the 37,000,000 shares held by John Bordynuik pursuant to the Exchange Agreement will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After February 2010, all of the shares of our common stock held by the245 shareholders who were issued shares pursuant to the Exchange Agreement will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 586,212 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

JOHN BORDYNUIK, INC. Financial Statements Table of Contents
FINANCIAL STATEMENTS	Page #

Balance Sheet	F-1

Statement of Operations	F-3

Statement of Stockholders Equity	F-5

Statement of Cash Flows	F-7

Notes to the Financial Statements	F-8 - F-16

John Bordynuik, Inc.
BALANCE SHEET
As of January 31, 2009

ASSETS

CURRENT ASSETS	1/31/2009	7/31/2008

Cash	$1,241,688	$2,664,386
Prepaid Expense	28,956	40,621
Accounts Receivable	21,918	61,739
Allowance for Doubtful Accounts	(20,434)	(61,739)
Inventory	-	2,070
Payroll Advances	-	870
Purchase Prepayments	44,579	-
Demand Note Receivable	271,125	53,479
GST/Sales Tax Receivable	33,902	21,000

Total Current Assets	1,621,734	2,782,426

FIXED ASSETS

Property Plant and Equipment - Net	575,505	283,232

Total Property Plant and Equipment	575,505	283,232

OTHER ASSETS

Intangible Assets	219,910	220,348

Total Other Assets	219,910	220,348

TOTAL ASSETS	$2,417,149	$3,286,006

The accompanying notes are an integral part of these financial statements.
F-1

John Bordynuik, Inc.
BALANCE SHEET
As of January 31, 2009

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES	1/31/2009	7/31/2008

Accounts Payable & Accrued Expenses	$148,464	$105,903
Demand Notes - Related Party	160,197	223,187

Total Current Liabilities	308,661	329,090

TOTAL LIABILITIES	308,661	329,090

STOCKHOLDER'S EQUITY

Preferred Stock - Par value $0.001
Authorized: 50,000,000
Issued & Outstanding: None	-	-

Common Stock - Par value $0.001;
Authorized: 200,000,000
Issued and Outstanding: 58,621,250 and 58,621,250	58,621	58,621
Additional Paid-In Capital	3,502,777	3,502,777
Foreign Currency Translation Adjustments	(336,346)	(49,560)
Accumulated Deficit	(1,116,564)	(554,922)

Total Stockholder's Equity	2,108,488	2,956,916

TOTAL LIABILITIES AND EQUITY	$2,417,149	$3,286,006

The accompanying notes are an integral part of these financial statements.
F-2

John Bordynuik, Inc.
STATEMENT OF OPERATIONS
For the six months ending January 31, 2009 and 2008

	6 months	6 months
	ending	ending
	1/31/2009	1/31/2008

REVENUE	$1,637	$46,332

COST OF SERVICES	41,472	20,732

GROSS PROFIT OR (LOSS)	(39,835)	25,600

GENERAL AND ADMINISTRATIVE EXPENSES	533,364	186,416

OTHER INCOME (EXPENSE)

Employment Grants	689	-
Interest Income	10,868	4
Interest Expense	-	(3,028)

Total Other Income (Expense)	11,557	(3,024)

NET INCOME (LOSS)	(561,642)	(163,840)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(554,922)	(109,226)

ACCUMULATED DEFICIT, ENDING BALANCE	$(1,116,564)	$(273,066)

Earnings (loss) per share	$(0.01)	$(0.00)

Weighted average number of common shares	58,621,250	51,530,818

COMPREHENSIVE INCOME

NET INCOME	$(561,642)	$(163,840)

FOREIGN CURRENCY TRANSLATION ADUSTMENTS	(286,786)	(28,623)

COMPREHENSIVE INCOME	$(848,428)	$(192,463)

The accompanying notes are an integral part of these financial statements.
F-3

John Bordynuik, Inc.
STATEMENT OF OPERATIONS
For the three months ending January 31, 2009 and 2008

	3 months	3 months
	ending	ending
	1/31/2009	1/31/2008

REVENUE	$1,637	$14,832

COST OF SERVICES	14,724	20,732

GROSS PROFIT OR (LOSS)	(13,087)	(5,900)

GENERAL AND ADMINISTRATIVE EXPENSES	242,330	165,497

OTHER INCOME (EXPENSE)

Employment Grants	-	-
Interest Income	4,401	4
Interest Expense	-	(3,028)

Total Other Income (Expense)	4,401	(3,024)

NET INCOME (LOSS)	(251,016)	(174,421)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(865,548)	(98,645)

ACCUMULATED DEFICIT, ENDING BALANCE	$(1,116,564)	$(273,066)

COMPREHENSIVE INCOME

NET INCOME	$(251,016)	$(174,421)

FOREIGN CURRENCY TRANSLATION ADUSTMENTS	116,333	(33,168)

COMPREHENSIVE INCOME	$(134,683)	$(207,589)

The accompanying notes are an integral part of these financial statements.
F-4

John Bordynuik, Inc.
STATEMENT OF STOCKHOLDERS' EQUITY
As of January 31, 2009

		COMMON	PAID	ACCUM.	CURRENCY	TOTAL
	SHARES	STOCK	IN CAPITAL	DEFICIT	ADJUSTMENT	EQUITY

Stock issued on acceptance	900,000	900	(741)	-	-	159
of incorporation expenses
February 10, 2006 at $0.00017667 per share

Net loss				(7,943)		(7,943)

Total, July 31, 2006	900,000	900	(741)	(7,943)	-	(7,784)

Stock issued for cash	60,000	60	106,704			106,764
on October 31, 2006
at $.1186267 per share

Stock issued for reduction of debt	36,100,000	36,100	(9,538)			26,562
on November 6, 2006
at $0.0951333 per share

Stock issued for patent agreement	1,500,000	1,500	(1,232)			268
on November 10, 2006
at $$0.00029778 per share

Stock issued for tech agreement	1,500,000	1,500	(1,249)			251
on February 23, 2007
at $0.00027889 per share

Stock issued for consulting	1,400,000	1,400	(616)			784
on June 1, 2007
at $0.00087111 per share

Stock issued as compensation	7,690,000	7,690	(7,324)			366
on June 22, 2007
at $0.00040667 per share

Stock issued as compensation	2,135,000	2,135	5,305			7,440
during July 2007
at $0.0082667 per share

Subtotal - continued next page	51,285,000	51,285	91,309	(7,943)	-	134,651

The accompanying notes are an integral part of these financial statements.
F-5

John Bordynuik, Inc.
STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED
As of January 31, 2009

Subtotal - from previous page	51,285,000	51,285	91,309	(7,943)	-	134,651

Contribution to capital		-	600			600

Foreign currency					(22,090)	(22,090)
translation adjustments

Net Loss				(101,283)		(101,283)

Total, July 31, 2007	51,285,000	51,285	91,909	(109,226)	(22,090)	11,878

Stock issued on acceptance of	100,000	100				100
incorporation expenses for the parent
company formally known as Expedite 2, Inc.
on September 27, 2007 at $0.001 per share

Stock issued for cash September	1,190,500	1,191	425,964			427,155
2007 through May 2008
at $0.47461611 pershare

Stock issued for cash June	6,045,750	6,046	2,984,904			2,990,950
2008 through July 2008
at $3.32327972 per share

Foreign currency					(27,470)	(27,470)
translation adjusments

Net Loss				(445,696)		(445,696)

Total, July 31, 2008	58,621,250	58,621	3,502,777	(554,922)	(49,560)	2,956,916

Foreign currency					(286,786)	(286,786)
translation adjusments

Net Loss				(561,642)		(561,642)

Total, January 31, 2009	58,621,250	$58,621	$3,502,777	$(1,116,564)	$(336,346)	$2,108,488

The accompanying notes are an integral part of these financial statements.
F-6

John Bordynuik, Inc.
STATEMENTS OF CASH FLOWS
For the six months ending January 31, 2009 and 2008

	6 months	6 months
	ending	ending
CASH FLOWS FROM OPERATING ACTIVITIES	1/31/2009	1/31/2008

Net income (loss)	$(561,642)	$(163,840)

Translational Gain/Loss	(286,786)	(28,623)
Depreciation expense	56,731	94,961
Interest Expense	-	6,905
Interest Income	(10,868)	(888)
(Increase) decrease in accounts receivable	1,484	(91,119)
(Increase) decrease in inventory	2,070	(5,875)
(Increase) decrease in purchase prepayments	(44,579)	(68,956)
(Increase) decrease in prepaid expenses	11,665	3,207
(Increase) decrease in payroll advances	870	-
(Increase) decrease in GST tax receivable	(12,902)	(15,083)
Increase (decrease) in GST tax payable	-	6,014
Increase (decrease) in accts pay/accrued expenses	-	125,822
Increase (decrease) in prepaid sales	(42,561)	46,483

Total adjustments to net income	(324,876)	72,848

Net cash provided by (used in) operating activities	(886,518)	(90,992)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for intangible assets	439	439
Cash paid for equipment	(255,984)	(107,885)

Net cash flows provided by (used in) investing activities	(255,545)	(107,446)

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued for cash	-	262,000
Cash paid (received) on demand note	(217,646)	(9,962)
Cash received(paid) from(to) related party	(62,989)	(22,967)

Net cash flows provided by (used in) financing activities	(280,635)	229,071

CASH RECONCILIATION

Net increase (decrease) in cash	(1,422,698)	30,633
Cash - beginning balance	2,664,386	11,310

CASH BALANCE - END OF PERIOD	$1,241,688	$41,943

The accompanying notes are an integral part of these financial statements.
F-7

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

NOTE 1	ORGANIZATION

John Bordynuik, Inc. (the “Company”), formerly known as Expedite 2, Inc., was incorporated in the state of Delaware on September 27, 2007 and is headquartered in Niagara Falls, Canada. The Company has developed technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. The technology developed cracks encryption used to store data onto tapes and deciphering data for clients in the process of legacy data recovery usually deciphering tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by the Company. The Company employs its software to decipher all data and convert it to modern file formats as requested by clients.

On February 10, 2009 the Company entered into a merger agreement with the subsidiary Company, John Bordynuik, Inc., a Canadian company. The company accounted for this as a reverse merger, into an inactive company, Expedite 2, Inc., a Delaware corporation, whereby Expedite 2, Inc. changed its name to John Bordynuik, Inc. The exchange of stock was for 100 % of the issued and outstanding shares of the subsidiary company, the Company issued 58,521,250 common shares to the shareholders of the subsidiary company acquirement of their shares, or 234,085 shares, or 250 shares for each share. From inception, September 27, 2007 to the date of closing, the Company had no operations and was actively looking for an operating company to merge with or acquire.

The Company has adopted a July 31 fiscal year end.

NOTE 2	BASIS OF PRESENTATION AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles.

As indicated in the accompanying financial statements, since inception the Company has incurred cumulative net realized losses. Since inception, the Company’s management have indicated their continued support for the Company; however, there can be no assurance these activities will be successful. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The Company continues to seek both public and private debt and equity funding.

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Cash

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

b.	Inventory

Inventory is valued at the lower of cost or market and net realizable value determined on a specific item basis.

F-8

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

c.	Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents and current liabilities, approximate their fair values at July 31, 2008 and 2007.

d.	Foreign Currency Translation Adjustments

The U.S. dollar is the functional currency of the Company. Its operating subsidiary uses the Canadian dollar. The Canadian subsidiary operations are translated into the U.S. dollar as if it operated using U.S. dollars by the temporal method of currency translation. All foreign currency asset and liability amounts are remeasured into U.S. dollars at year end-of-period exchange rates, except for inventories, prepaid expenses and property, plant, and equipment, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts which are translated at historical exchange rates. Net remeasurement gains and losses of foreign currency translation adjustments are shown as part of equity and are also shown in comprehensive income.

e.	Intangible Assets

Intangible assets are accounted for at cost and not amortized. Intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that they might be impaired. The impairment test consists in comparison of the fair value of assets and/or cash inflows derived from the asset with its carrying value. When the carrying value exceeds these values an impairment loss is recognized in an amount equal to the excess

f.	Earnings Per Share

Basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The number of weighted average shares outstanding as well as the amount of net income per share is the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

g.	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

h.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

i.	Advertising Costs

The Company expenses advertising costs when the advertisement occurs.

F-9

 JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

j.	Recognition of Revenue

Revenue and cost reported to date is realized from the subsidiary’s operations and recognized on the accrual basis in accordance with Generally Accepted Accounting Principles.

k.	Common Stock Recorded as Compensation

The Company does not have an employee stock compensation package set up at this time. The stock compensation that may be granted would fall under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares

1% of the number of shares of the company's common stock then outstanding.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Effective February 15, 2008, the holding period requirement under Rule 144 for ‘‘restricted securities’’ of issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934 is shortened to six months. Restricted securities of issuers that are not subject to the Exchange Act reporting requirements will continue to be subject to a one-year holding period prior to any public resale.

l.	Recent Accounting Pronouncements

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

F-10

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective as of January 1, 2009 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

F-11

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)). This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree.

b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company does not expect the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company does not expect the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

F-12

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

NOTE 4         NOTE RECEIVABLE

On October 10, 2008, the Company loaned cash in the amount $50,000 to a shareholder in the form of a loan agreement whereby the note was collateralized by 1,000,000 shares of the Company’s common stock.  The note requires the shareholder to repay the note one month after the Company becomes publically traded.  A nominal amount of interest at 3% per year is imputed on the principal balance and accrued until such time the note is paid.

NOTE 5         PROPERTY AND EQUIPMENT

Property, plant and equipment are recorded at cost.  Depreciation is provided for under the declining balance method at rates which are designated to charge the cost of property, plant and equipment to expense over their estimated useful lives.

In the year of acquisition, one-half of the normal rate is used.

NOTE 6         RELATED PARTY TRANSACTIONS

From time to time shareholders may loan the Company money for operating needs.  These are accounted for as demand notes whereby interest is imputed as there is no stated rate carried on the notes.  The Company had a demand note payable with the Company’s President for the amounts owed the President for a technology agreement and a patent agreement.  The balance of this note at January 31, 2009 was $160,197.

Through assignment agreements, a Technology Agreement and Patent Agreement, the Company’s President, John Bordynuik, assigned to the Company its Technology and a Patent.

F-13

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

Technology Agreement

Effective February 7, 2007 the Company entered into an agreement with John Bordynuik to license the use of proprietary magnetic media tape drive technology. This agreement includes “know-how, technology, method and services related to John Bordynuick’s proprietary magnetic media tape drive technology. More specifically assigned technology transfer included: magnetic media bit-level detection, tape drive control and designs, Mr. Head technology, software and firmware required to cover data, and a draft patent application to be filed by the Company. Consideration paid to John Bordynuik included an issuance of 6,000 common shares of stock for a value of $43,065 and 6,000 shares to be held in trust for John Bordynuik’s children.

In addition to the consideration outlined above, in the event that the Company sells, or licenses any part of the know-how, technology, method, or services related to any part of the magnetic media bit-level detection, tape drive control and designs, Mr. Head technology, software and firmware required to recover data, or draft patent application consideration of 10% of any licensing fee and 15% of any research and development funding will be paid to John Bordynuik.  The Company is also responsible for prosecuting infringements of and maintaining all assigned patents and will be responsible for the payment of all related fees to do so.

Patent Agreement

Effective October 7, 2006 the Company entered into an agreement to license a patent to license a patent for portable radiation detector from John Bordynuik.  This agreement includes the license for US patent #7,115,872 Portable Radiation Detector and Method of Detecting Radiation.  Consideration paid by the Company to John Bordynuik included a one-time $176,960.  In addition, consideration of 6,000 shares of the Company common stock will also be paid to John Bordynuik and will be held in trust for John Bordynuik’s children.

In addition to the consideration outlined above, in the event the Company sells, or licenses any part of the license for US Patent # 7,115,872 Portable Radiation Detector and Method of Detecting Radiation consideration of 10% of any licensing fee and 15% of any research and development funding will be paid to John Bordynuik.

NOTE 7	PROFIT SHARING PLAN

On November 10, 2008, the Company approved a policy that 5% of all future profits will be paid out to employees in the form of a profit sharing plan.

NOTE 8	LEASE COMMITMENTS

On November 10, 2006, the Company entered into a 2 year lease agreement on a net basis for office and warehouse space renewable monthly afterwards.   The lease calls for monthly payments of $2,223 from November 10, 2006 to February 28, 2007; $2,886 from March 1, 2007 to May 31, 2007; $3,085 from June 1, 2007 to August 31, 2007; $3,201 from September 1, 2007 to November 9, 2008.  All monthly amounts do not include GST.

On November 10, 2007, the Company entered into a one-year lease for additional space on a net basis and will be renewable monthly after expiration.   The lease calls for monthly payments of $3,496 including GST.

On August 25, 2008 additional space was leased for $75 per month including GST, for a three month period.

F-14

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

NOTE 9         SHAREHOLDERS’ EQUITY

PREFERRED STOCK

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

COMMON STOCK

Common stock includes 200,000,000 shares authorized at a par value of $0.001.

Upon inception, September 27, 2007,  the Company issued 100,000 shares of common stock which were issued as compensation for a value of $100, or $0.001 per share.  On June 2, 2008, pursuant to the terms of a stock purchase agreement, John Bordynuik, purchased 100% of these shares the sole shareholder for the aggregate of $30,000 in cash.

On February 10, 2009 the Company entered into a merger agreement with the subsidiary Company, John Bordynuik, Inc., a Canadian company.   The company accounted for this as a reverse merger, into an inactive company, Expedite 2, Inc., a Delaware corporation, whereby Expedite 2, Inc. changed its name to John Bordynuik, Inc.  The exchange of stock was for 100 % of the issued and outstanding shares of the subsidiary company, the Company issued 58,521,250 common shares to the shareholders of the subsidiary company acquirement of their shares, or 234,085 shares, or 250 shares for each share.  From inception, September 27, 2007 to the date of closing, the Company had no operations and was actively looking for an operating company to merge with or acquire.

From June 2008 through July 2008 the Company issued 6,045,750 shares of common stock for cash for a total of 6,045,750, or $3.32327972 per share.

From September 2007 through May 2008 the Company issued 1,190,500 shares of common stock for cash for a total of $427,964, or $0.47461611 per share.

During July 2007 the Company issued 2,135,000 shares of common stock as compensation for a total of $7,440, or $0.0082667 per share.

On June 22, 2007, the Company issued 1,400,000 shares of common stock as compensation for a total of $366, or roughly $0.00087111 per share.

On June 1, 2007 the Company issued 1,400,000 shares of common stock for consulting services for a total of $784, or $0.0008711 per share.

On February 23, 2007, the Common issued 1,500,000 shares of common stock for a patent agreement for a total of $268, or $0.00029778 per share.

On November 10, 2006, the Company issued 1,500,000 shares of common stock for a technology agreement for a total of $251, or $0.00027889 per share.

On November 6, 2006, the Company issued 36,100,000 shares of common stock to satisfy a note payable a total $26,562, or $0.0951333 per share.

F-15

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 2009

On October 31, 2006, the Company issued 60,000 shares of common stock for cash for a total of $106,764, or $0.1186267 per share.

On February 10, 2006, the Company issued 900,000 shares of common stock as acceptance of incorporation expenses for a total of $159, or $0.00017667 per share.

NOTE 10       INCOME TAX

The Company has experienced significant net operating losses in previous years and for the period ending July 31, 2008.  The parent company is a US company and files its federal and state taxes in the U.S.

The subsidiary company operates in Canada and has no operations in the US and therefore no tax liability or deferred tax asset has been accrued.

NOTE 11	SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income tax for the years ended July 31, 2008 and 2007.  The company had non-cash transactions whereby the Company issued stock as compensation and also issued stock to retire debt.  These non-cash issuances of stock are described in the equity footnote #9.

NOTE 12       LITIGATION

From time to time the Company may be involved in litigation however currently and in the past the Company has not been involved in any litigation.

F-16

JOHN BORDYNUIK, INC. Financial Statements Table of Contents
FINANCIAL STATEMENTS	Page #

Report of Independent Registered Public Accountant	F-1

Balance Sheet	F-2

Statement of Operations	F-4

Statement of Stockholders Equity	F-5

Statement of Cash Flows	F-7

Notes to the Financial Statements	F-8 - F-16

Report of Independent Registered Public Accounting Firm

To the Board of Director and shareholders

We have audited the accompanying balance sheet of John Bordynuik, Inc. as of July 31, 2008 and 2007 and the related statement of operations, stockholders’ equity, and cash flows for the years then ended July 31, 2008 and 2007. These financial statements are the responsibility of company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Bordnyuik, Inc. at July 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended July 31, 2008 and 2007 in conformity with U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, L.L.C.
Lake Mary, FL
September 12, 2008

John Bordynuik, Inc.
BALANCE SHEET
As of July 31, 2008 and 2007

ASSETS

CURRENT ASSETS	7/31/2008	7/31/2007

Cash	$2,664,386	$11,310
Prepaid Expense	40,621	6,027
Accounts Receivable	61,739	-
Allowence for Doubtful Accounts	(61,739)	-
Inventory	2,070	12,435
Payroll Advances	870	-
Demand Note Receivable	53,479	30,614
GST Tax Receivable	21,000	2,285

Total Current Assets	2,782,426	62,671

FIXED ASSETS

Property Plant and Equipment - Net	283,232	95,109

Total Property Plant and Equipment	283,232	95,109

OTHER ASSETS

Intangible Assets	220,349	220,349

Total Other Assets	220,349	220,349

TOTAL ASSETS	$3,286,007	$378,129

The accompanying notes are an integral part of these financial statements.

John Bordynuik, Inc.
BALANCE SHEET
As of July 31, 2008 and 2007

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES	7/31/2008	7/31/2007

Accounts Payable & Accrued Expenses	$105,903	$5,897
Deposits - Sales	-	19,232
Demand Notes - Related Party	223,186	341,022

Total Current Liabilities	329,089	366,151

TOTAL LIABILITIES	329,089	366,151

STOCKHOLDER'S EQUITY

Preferred Stock - Par value $0.001
Authorized: 50,000,000
Issued & Outstanding: None	-	-

Common Stock - Par value $0.001;
Authorized: 200,000,000
Issued and Outstanding: 58,621,250 and 51,285,000	58,621	51,285
Additional Paid-In Capital	3,502,779	91,909
Foreign Currency Translation Adjustments	(49,560)	(22,090)
Accumulated Deficit	(554,922)	(109,226)

Total Stockholder's Equity	2,956,918	11,878

TOTAL LIABILITIES AND EQUITY	$3,286,007	$378,029

The accompanying notes are an integral part of these financial statements.

John Bordynuik, Inc.
STATEMENT OF OPERATIONS
For the twelve months ending July 31, 2008 and 2007

	12 months	12 months
	ending	ending
	7/31/2008	7/31/2007

REVENUE	$90,536	$49,574

COST OF SERVICES	79,845	29,949

GROSS PROFIT OR (LOSS)	10,691	19,625

GENERAL AND ADMINISTRATIVE EXPENSES	451,452	111,867

OTHER INCOME (EXPENSE)

Interest Income	1,566	892
Interest Expense	(6,501)	(9,933)

Total Other Income (Expense)	(4,935)	(9,041)

NET INCOME (LOSS)	(445,696)	(101,283)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(109,226)	(7,943)

ACCUMULATED DEFICIT, ENDING BALANCE	$(554,922)	$(109,226)

Earnings (loss) per share	$(0.01)	$(0.00)

Weighted average number of common shares	52,313,782	40,939,738

COMPREHENSIVE INCOME

NET INCOME	$(445,696)	$(101,283)

FOREIGN CURRENCY TRANSLATION ADUSTMENTS	(27,470)	(22,090)

COMPREHENSIVE INCOME	$(473,166)	$(123,373)

The accompanying notes are an integral part of these financial statements.

John Bordynuik, Inc.
STATEMENT OF STOCKHOLDERS' EQUITY
As of July 31, 2008

		COMMON	PAID	ACCUM.	CURRENCY	TOTAL
	SHARES	STOCK	IN CAPITAL	DEFICIT	ADJUSTMENT	EQUITY

Stock issued on acceptance	900,000	900	(741)	-	-	159
of incorporation expenses
February 10, 2006 at $0.00017667 per sahre

Net loss				(7,943)		(7,943)

Total, July 31, 2006	900,000	900	(741)	(7,943)	-	(7,784)

Stock issued for cash	60,000	60	106,704			106,764
on October 31, 2006
at $.1186267 per share

Stock issued for reduction of debt	36,100,000	36,100	(9,538)			26,562
on November 6, 2006
at $0.0951333 per share

Stock issued for patent agreement	1,500,000	1,500	(1,232)			268
on November 10, 2006
at $$0.00029778 per share

Stock issued for tech agreement	1,500,000	1,500	(1,249)			251
on February 23, 2007
at $0.00027889 per share

Stock issued for consulting	1,400,000	1,400	(616)			784
on June 1, 2007
at $0.00087111 per share

Stock issued as compensation	7,690,000	7,690	(7,324)			366
on June 22, 2007
at $0.00040667 per share

Stock issued as compensation	2,135,000	2,135	5,305			7,440
during July 2007
at $0.0082667 per share

Subtotal - continued next page	51,285,000	51,285	91,309	(7,943)	-	134,651

The accompanying notes are an integral part of these financial statements.

John Bordynuik, Inc.
STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED
As of July 31, 2008

Subtotal - from previus page	51,285,000	51,285	91,309	(7,943)	-	134,651

Contribution to capital		-	600			600

Foreign currency					(22,090)	(22,090)
translation adjusments

Net Loss				(101,283)		(101,283)

Total, July 31, 2007	51,285,000	51,285	91,909	(109,226)	(22,090)	11,878

Stock issued on acceptance of	100,000	100				100
incorporation expenses for the parent
company formally known as Expedite 2, Inc.
on September 27, 2007 at $0.001 per share

Stock issued for cash September	1,190,500	1,191	425,964			427,155
2007 through May 2008
at $0.47461611 pershare

Stock issued for cash June	6,045,750	6,046	2,984,906			2,990,952
2008 through July 2008
at $3.32327972 per share

Foreign currency					(27,470)	(27,470)
translation adjusments

Net Loss				(445,696)		(445,696)

Total, July 31, 2008	58,621,250	$58,621	$3,502,779	$(554,922)	$(49,560)	$2,956,918

The accompanying notes are an integral part of these financial statements.

John Bordynuik, Inc.
STATEMENTS OF CASH FLOWS
For the twelve months ending July 31, 2008 and 2007

	12 months	12 months
	ending	ending
CASH FLOWS FROM OPERATING ACTIVITIES	7/31/2008	7/31/2007

Net income (loss)	$(445,696)	$(101,283)

Stock issued as compensation	-	9,269
Depreciation expense	109,777	21,045
Interest Expense	6,501	9,933
Interest Income	(1,558)	(892)
(Increase) decrease in accounts receivable	-	-
(Increase) decrease in inventory	10,365	(12,435)
(Increase) decrease in prepaid expenses	(34,594)	(6,026)
(Increase) decrease in payroll advances	(870)	-
(Increase) decrease in GST tax receivable	(18,715)	(2,285)
Increase (decrease) in accounts payable	100,006	5,897
Increase (decrease) in accrued expenses	(19,232)	19,232

Total adjustments to net income	151,680	43,738

Net cash provided by (used in) operating activities	(294,016)	(57,545)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for intangible assets	-	(220,349)
Cash paid for equipment	(296,696)	(118,129)

Net cash flows provided by (used in) investing activities	(296,696)	(338,478)

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued for cash	3,443,890	133,326
Cash paid on demand note	(21,307)	(29,722)
Cash received from related party	(167,485)	303,729

Net cash flows provided by (used in) financing activities	3,255,098	407,333

CASH RECONCILIATION

Net increase (decrease) in cash	2,664,386	11,310
Cash - beginning balance	-	-

CASH BALANCE - END OF PERIOD	$2,664,386	$11,310

The accompanying notes are an integral part of these financial statements.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

NOTE 1	ORGANIZATION

John Bordynuik, Inc. (the “Company”), formerly known as Expedite 2, Inc., was incorporated in the state of Delaware on September 27, 2007 and is headquartered in Niagara Falls, Canada.  The Company has developed technology to read legacy data computer tapes and to extract and recover the valuable data contained therein.  The technology developed cracks encryption used to store data onto tapes and deciphering data for clients in the process of legacy data recovery usually deciphering tape data after recovery.  All data, sensitive or private , is stored in a secure location and viewed only by the Company.  The Company employs its software to decipher all data and convert it to modern file formats as requested by clients.

On February 10, 2009 the Company entered into a merger agreement with the subsidiary Company, John Bordynuik, Inc., a Canadian company.   The company accounted for this as a reverse merger, into an inactive company, Expedite 2, Inc., a Delaware corporation, whereby Expedite 2, Inc. changed its name to John Bordynuik, Inc.  The exchange of stock was for 100 % of the issued and outstanding shares of the subsidiary company, the Company issued 58,521,250 common shares to the shareholders of the subsidiary company acquirement of their shares, or 234,085 shares, or 250 shares for each share.  From inception, September 27, 2007 to the date of closing, the Company had no operations and was actively looking for an operating company to merge with or acquire.

The Company has adopted a July 31 fiscal year end.

NOTE 2	BASIS OF PRESENTATION AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles.

As indicated in the accompanying financial statements, since inception the Company has incurred cumulative net realized losses.  Since inception, the Company’s management have indicated their continued support for the Company; however, there can be no assurance these activities will be successful. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company continues to seek both public and private debt and equity funding.

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Cash

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

b.	Inventory

Inventory is valued at the lower of cost or market and net realizable value determined on a specific item basis.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

b.	Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents and current liabilities, approximate their fair values at July 31, 2008 and 2007.

c.	Foreign Currency Translation Adjustments

The U.S. dollar is the functional currency of the Company.  Its operating subsidiary uses the Canadian dollar.  The Canadian subsidiary operations are translated into the U.S. dollar as if it operated using U.S. dollars by the temporal method of currency translation.  All foreign currency asset and liability amounts are remeasured into U.S. dollars at year end-of-period exchange rates, except for inventories, prepaid expenses and property, plant, and equipment, which are remeasured at historical rates.  Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts which are translated at historical exchange rates.  Net remeasurement gains and losses of foreign currency translation adjustments are shown as part of equity and are also shown in comprehensive income.

d.	Intangible Assets

Intangible assets are accounted for at cost and not amortized.  Intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that they might be impaired.  The impairment test consists in comparison of the fair value of assets and/or cash inflows derived from the asset with its carrying value.  When the carrying value exceeds these values an impairment loss is recognized in an amount equal to the excess

e.	Earnings Per Share

Basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. The number of weighted average shares outstanding as well as the amount of net income per share is the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

f.	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.

g.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

h.	Advertising Costs

The Company expenses advertising costs when the advertisement occurs.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

i.	Recognition of Revenue

Revenue and cost s reported to date is realized from the subsidiary’s operations and recognized on the accrual basis in accordance with Generally Accepted Accounting Principles.

j.	Common Stock Recorded as Compensation

The Company does not have an employee stock compensation package set up at this time. The stock compensation that may be granted would fall under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding.
2.   The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Effective February 15, 2008, the holding period requirement under Rule 144 for ‘‘restricted securities’’ of issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934 is shortened to six months. Restricted securities of issuers that are not subject to the Exchange Act reporting requirements will continue to be subject to a one-year holding period prior to any public resale.

k.	Recent Accounting Pronouncements

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective as of January 1, 2009 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles. The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)). This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree.

b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company does not expect the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company does not expect the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

NOTE 4         NOTE RECEIVABLE

On October 10, 2008, the Company loaned to a shareholder cash in the amount $50,000 in the form of a loan agreement whereby the note was collateralized by 1,000,000 shares of the Company’s common stock.  The note requires the shareholder to repay the note one month after the Company becomes publically traded.  A nominal amount of interest at 3% per year is imputed on the principal balance and accrued until such time  the note is paid.

NOTE 5         PROPERTY AND EQUIPMENT

Property , plant and equipment are recorded at cost.  Depreciation is provided for under the declining balance method at rates which are designated to charge the cost of property, plant and equipment to expense over their estimated useful lives.

	COST	ACUM. DEPRET.	2008 BOOK VALUE
Drive cooling system cooling system	1,661	163	1,498
Office furniture and equipment	58,824	15,840	42,984
Tape oven C&D	3,000	304	2,696
Tape oven E	3,344	329	3,015
Lift truck	10,773	1,615	9,158
IT production	276,841	89,364	187,477
IT stock	55,284	22,289	32,995
Tools	3,770	1,030	670
Computer software	1,328	658	670
TOTAL	414,825	131,592	283,233

In the year of acquisition one-half of the normal rate is used.

JOHN BORDYNUIK, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008 and 2007

NOTE 6        RELATED PARTY TRANSACTIONS

From time to time shareholders may loan the Company money for operating needs. These are accounted for as demand notes whereby interest is imputed as there is no stated rate is interest carried on the notes. The Company had a demand note payable with the Company’s President for the amounts owed the President for a technology agreement and a patent agreement. The balance of this note at July 31, 2008 and 2007 was $213,253 and $341,022, respectively.

Through assignment agreements, Technology Agreement and Patent Agreement, the Company President, John Bordynuik, Assigned to the Company Technology and a Patent.

Technology Agreement

Effective February 7, 2007 the Company entered into an agreement with John Bordynuik to license the use of proprietary magnetic media tape drive technology. This agreement includes “know-how, technology, method and services related to John Bordynuick’s proprietary magnetic media tape drive technology. More specifically assigned technology transfer included: magnetic media bit-level detection, tape drive control and designs, Mr. Head technology, software and firmware required to cover data, and a draft patent application to be filed by the Company. Consideration paid to John Bordynuik included an issuance of 6,000 common shares of stock for a value of $43,065 and 6,000 shares to be held in trust for John Bordynuik’s children.

In addition to the consideration outlined above, in the event that the Company sells, or licenses any part of the know-how, technology, method, or services related to any part of the magnetic media bit-level detection, tape drive control and designs, Mr. Head technology, software and firmware required to recover data, or draft patent application consideration of 10% of any licensing fee and 15% of any research and development funding will be paid to John Bordynuik. The Company is also responsible for prosecuting infringements of and maintaining all assigned patents and will be responsible for the payment of all related fees to do so.

Patent Agreement

Effective October 7, 2006 the Company entered into an agreement to license a patent to license a patent for portable radiation detector from John Bordynuik.  This agreement includes the license for US patent #7,115,872 Portable Radiation Detector and Method of Detecting Radiation.  Consideration paid by the Company to John Bordynuik included a one-time payment of $176,960.  In addition, consideration of 6,000 shares of the Company common stock will also be paid to John Bordynuik and will be held in trust for John Bordynuik’s children.

In addition to the consideration outlined above, in the event the Company sells, or licenses any part of the license for US Patent # 7,115,872 Portable Radiation Detector and Method of Detecting Radiation consideration of 10% of any licensing fee and 15% of any research and development funding will be paid to John Bordynuik.

NOTE 7	PROFIT SHARING PLAN

On November 10, 2008, the Company approved a policy that 5% of all future profits will be paid out to employees in the form of a profit sharing plan.

NOTE 8	LEASE COMMITMENTS

On November 10, 2006, the Company entered into a 2 year lease agreement on a net basis for office and warehouse space renewable monthly afterwards.   The lease calls for monthly payments of $2,223 from November 10, 2006 to February 28, 2007; $2,886 from March 1, 2007 to May 31, 2007; $3,085 from June 1, 2007 to August 31, 2007; $3,201 from September 1, 2007 to November 9, 2008.  All monthly amounts do not include GST.

On November 10, 2007, the Company entered into a one year lease for additional space whereby on a net basis and will be renewable monthly after expiration. The lease calls for monthly payments of $3,496 including GST.

On August 25, 2008 additional space was leased for $75 per month including GST for a three month period.

NOTE 9         SHAREHOLDERS’ EQUITY

PREFERRED STOCK

Preferred stock includes 50,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

COMMON STOCK

Common stock includes 200,000,000 shares authorized at a par value of $0.001.

Upon inception, September 27, 2007, the Company issued 100,000 shares of common stock which were issued as compensation for a value of $100, or $0.001 per share.  On June 2, 2008, pursuant to the terms of a stock purchase agreement, John Bordynuik, purchased 100% of these shares the sole shareholder for the aggregate of $30,000 in cash.

 On February 10, 2009 the Company entered into a merger agreement with the subsidiary Company, John Bordynuik, Inc., a Canadian company.   The company accounted for this as a reverse merger, into an inactive company, Expedite 2, Inc., a Delaware corporation, whereby Expedite 2, Inc. changed its name to John Bordynuik, Inc.  The exchange of stock was for 100 % of the issued and outstanding shares of the subsidiary company, the Company issued 58,521,250 common shares to the shareholders of the subsidiary company acquirement of their shares, or 234,085 shares, or 250 shares for each share.  From inception, September 27, 2007 to the date of closing, the Company had no operations and was actively looking for an operating company to merge with or acquire.

From June 2008 through July 2008 the Company issued 6,045,750 shares of common stock for cash for a total of 6,045,750, or $3.32327972 per share.

From September 2007 through May 2008 the Company issued 1,190,500 shares of common stock for cash for a total of $427,964, or $0.47461611 per share.

During July 2007 the Company issued 2,135,000 shares of common stock as compensation for a total of $7,440, or $0.0082667 per share.

On October 31, 2006, the Company issued 60,000 shares of common stock for cash for a total of $106,764, or $0.1186267 per share.

On June 22, 2007, the Company issued 1,400,000 shares of common stock as compensation for a of $366, or roughly $0.00087111 per share.

On June 1, 2007 the Company issued 1,400,000 shares of common stock for consulting services for a total of $784, or $0.0008711 per share.

On February 23, 2007, the Common issued 1,500,000 shares of common stock for a patent agreement for a total of $268, or $0.00029778 per share.

On October 31, 2006, the Company issued 60,000 shares of common stock for cash for a total of $106,764, or $0.1186267 per share.

On November 10, 2006, the Company issued 1,500,000 shares of common stock for a technology agreement for a total of $251, or $0.00027889 per share.

On November 6, 2006, the Company issued 36,100,000 shares of common stock to satisfy a note payable a total $26,562, or $0.0951333 per share.

On February 10, 2006, the Company issued900,000 shares of common stock as acceptance of incorporation expenses for a total of $159, or $0.00017667 per share.

NOTE 10       INCOME TAX

The Company has experienced significant net operating losses in previous years and for the period ending July 31, 2008.  The parent company is a US company and files its federal and state taxes in the U.S.

The subsidiary company operates in Canada and has no operations in the US and therefore no tax liability has been accrued.

NOTE 11	SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income tax for the years ended July 31, 2008 and 2007.  The company had non-cash transactions whereby the Company issued stock as compensation and also issued stock to retire debt.  These non-cash issuances of stock are described in the equity footnote #9.

NOTE 12       LITIGATION

From time to time the Company may be involved in litigation however currently and in the past the Company has not been involved in any litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our management team has grown JBI organically. We are a niche market company focused on high quality legacy data recovery as well as the manufacture and marketing of Mr. Bordynuik’s inventions.

We do not need to raise additional capital in order to continue in business for the first two years, even without revenue. We have $2,650,000 cash on hand and have accounts receivable from NASA for $39,500. The volume in tapes from NASA is growing as our relationship progresses.

Mr. Bordynuik has a history cracking encryption used to store data onto tapes and deciphering data for clients; this is valuable in the process of legacy data recovery and provides a value–added service to customers. Usually, our services are required to decipher tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by our employees. We employ Mr. Bordynuik’s software to decipher all data and convert it to modern file formats as requested by clients.

We do not use off-the-shelf-hardware and software and have the ability to design technology to recover most legacy data and most modern media. Through proprietary research and development that applies technology solutions with artificial intelligence and custom hardware, firmware and software, we will provide the innovation necessary to be competitive in today’s market.

We hold a US patent for a dirty bomb detector and is exploring the possibilities of bringing this device to market.

Tapes

The following is a summary of the expected revenue and costs resulting from the production of 18,000 tapes per month (one truckload):

Revenue:
Per tape cost to customer to recover data (volume order of 18,000 tapes per month) is $25/tape.
Per tape cost to customer to shred tape (volume order of 18,000 tapes per month). We can read one tape every 15 minutes per drive.

Total cost to customer: $25/tape
JBI costs incl. expenditures/tape (1 shift): $14/tape
Total revenue/18,000 tapes: $450,000.00
Gross Profit per truckload of tapes: $198,000.00

Expenditures:
Salaries: $736,000.00
Office Rent: $82,666.00
Accounting: $50,000.00
Legal: $50,000.00
Patents: $50,000.00
Total: $968,666.00

Salaries:
Senior Executive Team: $ 440,000.00
Research & Development 100,000.00
Salary to 2 Data Recovery Technologists $74,000.00
Contracted employees: $60,000.00
Benefits: $80,000.00
Sub Total: $754,000.00

SR&ED tax credits: $168,000.00

Total: $ 586,000.00

*** The salaries for Research and Development and equipment purchased for research and development qualify for a 40 per cent Canadian SR & ED tax credit. We will seek these credits through our Canadian office for the benefit of our shareholders. Of the above salaries, 1/2 of the Senior Executive Team and Research and Development staff qualify for the company to be reimbursed 40 per cent of the salary.

Total estimated gross profits are based on 18,000 tapes/month beginning April 2009. The company’s first year profits are impacted by “one time” costs such as the cost to take the company public and the costs of scaling up including drives, tape conditioners, ovens, and infrastructure.

Revenue recognition

Revenue and cost s reported to date is realized from the subsidiary’s operations and recognized on the accrual basis in accordance with Generally Accepted Accounting Principles.

Comparison of Six Months Ended January 31, 2009 and 2008

REVENUES. For the six-month period ended January 31, 2009 as compared to the six-month period ended January 31, 2008, the Company generated revenues of $1,637 and $46,332 respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $533,364 for the six months ended January 31, 2009, compared to $186,416 for the six months ended January 31, 2008.

NET INCOME. We had net loss of ($561,642) for the six months ended January 31, 2009 as compared to ($163,840) for six months ended January 31, 2008.

Comparison of Years Ended July 31, 2008 and 2007

REVENUES. For the year ended July 31, 2008 as compared to the year ended July 31, 2007, the Company generated revenues of $90,536 and $49,574 respectively.

Net Cash From Operating Activities. We generated a net loss from operating activities for the fiscal year ended July 31, 2008 of ($445,696) and for the fiscal year ended July 31, 2007 of ($101,283).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $451,452 for the year ended July 31, 2008, compared to $111,867 for the year ended July 31, 2007.

NET INCOME. We had net loss of ($445,696) for the year ended July 31, 2008 as compared to ($101,283) for the year ended July 31, 2007, the increase in net loss is attributable to increased in general and administrative expenses.

Cash. As of July 31, 2008 we had $2,664,386 on hand.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2009 we had cash $1,241,688 cash on hand.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of April 6, 2009 are as follows:

NAME	AGE	POSITION

John Bordynuik	39	President, Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer and Director,

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

John Bordynuik is the founding CEO and President of John Bordynuik Inc.  Mr. Bordynuik is responsible for driving corporate strategy, business development, hardware and software design, and sales. Mr. Bordynuik grew JBI organically with a proven team. Mr. Bordynuik built JBI with strong client relationships and an impeccable reputation by developing sophisticated magnetic storage devices to recover legacy data for MIT, US Army, NASA, professors of institutions worldwide, founders of Fortune-500 companies, and public and private companies.

Mr. Bordynuik is a Collaborative Researcher in the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology, Cambridge, MA. Mr. Bordynuik solved MIT's problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960's to 1990's. In 2001, Mr. Bordynuik recovered the "holy grail of software" for the founder of the world’s largest operating system company in Washington. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world's largest solution and algorithm archive.

Mr. Bordynuik was granted a broad US patent (7,115,872) for a dirty bomb detector in 2006. Mr. Bordynuik continues to innovate and develop niche market products for JBI. Mr. Bordynuik is known in the data recovery community as a visionary, innovator, and problem solver of extraordinary talent.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended July 31, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
John Bordynuik, President, Chief Executive Officer, Principal Accounting Officer, Principal Executive Officer	2008	$0	0	0	0	0	0	0	$0
	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through July 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending July 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 6, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name	Number of Shares Beneficially Owned	Percent of Shares (2)
John Bordynuik (1)	36,308,000	61%
Sandra Elsley (3)	7,750,000	13%
All Executive Officers and Directors as a group (2)	36,308,000	61%

(1) The address for John Bordynuik is 4536 Portage Road, Niagara Falls Ontario Canada, L2E 6A8. (3) The address for Sandra Elsley is 6001 Mountaingate Drive, Niagara Falls Ontario, Canada.
(2) Based on 58,621,250 shares of common stock issued and outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On June 2, 2008 pursuant to the terms of a Stock Purchase Agreement, John Bordynuik purchased a total of 100,000 shares of the issued and outstanding common stock of the Company from Sheila Hunter, for an aggregate of $30,000 in cash.  On February 10, 2009 we entered into a Stock Purchase and Share Exchange agreement with JBI, whereby JBI became our wholly owned subsidiary.  We exchanged 58,521,250 common shares for all the issued and outstanding shares of JBI.  Mr. John Bordynuik was the majority shareholder of JBI.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

9,697,375 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  April , 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$270.56
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,270.56

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware in September 2007 and 100,000 shares of common stock were issued to Sheila Hunter in consideration for $100. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2009 we entered into a Stock Purchase and Share Exchange Agreement with John Bordynuik, Inc., (“JBI”) an Ontario Corporation, whereby we exchanged 58,521,250 shares of common stock for all of the issued and outstanding shares of JBI, to the individuals listed below.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

1264282 Ontario Ltd. (Jade Amusement) (1)	8,000
1515437 Ontario Inc. (2)	200,000
Anthes, Colin B.	20,000
Anthes, Fiona	16,000
Anthes (In-trust Emily C. Anthes), Thomas	16,000
Anthes, Thomas Victor	200,000
Bagley, Brenda (3)	50,000
Barnett, Alan (4)	232,000
Barnett, Tom	6,000
Barnett, Holly	24,000
Beam, Janet	4,000
Best Real Estate Buy Inc. (5)	30,000
Biamonte, Joseph	10,000
Biamonte, Napoleon (6)	122,000
Biamonte, Ralph	5,000
Biamonte, Sarah	2,000
Bjorgan, Chris	2,000

Boric, Doug	8,000
Boric, Dean	30,000
Bosche, Donalda	30,000
Bosco, Kelly	10,000
Bosco, Larry	10,000
Bourbonnais, Mike	20,000
Brain, Kevin	116,000
Brewster, Donna	3,000
Brock, Erwin	2,000
Brown, Ian	200,000
Brown, Tina	200,000
Candler, Curt	20,000
Cavanagh, Christine	2,000
Chevalier, Wayne Thomas	20,000
Cooper, Richard	1,000
Crown, Heather	1,000
Cucuz, Dragoljub	1,000
Cucuz, Nada	1,000
Cucuz (In Trust-Juliana Cucuz), Nada	2,000
Cummings, Stephen	20,000
Cushing, Catherine A.	10,000
Cushing, Robert M.	10,000
D'Amico, Michael	10,000
Dickson, Lorraine	10,000
Dixon, Betty	2,000
D'orazio( In-trust Samara & Lucas Jeffery), Marina	10,000
Dutton, Evan	80,000
Elsley (In-trust Kristin Elsley), Sandra	3,000
Esposito, Christina	1,000
Evans, Catherine	1,000

Evans, David	35,000
Evans, Michael	1,000
Evans, Robin	120,000
Evans,Wendy	150,000
Evans, Gordon	4,000
Everson, Connie	8,000
Farrington, Pamela L.	2,000
Ferrante, Theresa C.	12,000
Finch, Raymond	3,000
Finch, Ruth	3,000
Forsyth, Jeffrey	50,000
Forsyth, Victoria	50,000
Gallo, Roy	40,000
Gatto, Nikkie	1,000
Gerhardt, Kent	5,000
Goodyear, Charles	24,000
Goodyear, Hope	2,000
Gordon, Rachael	4,000
Green, Michael	170,000
Harris, Barbara	8,000
Haskell, David	1,000
Haskell, Nancy	3,000
Hrin, Peter	50,000
Hunter, Gillies	300,000
Lane, Jennifer	250
Jewell, Pat	2,000
Johnson, Scott	66,000
Jordan, Earl T.	20,000
Jovanovic, Mirko	20,000
Kafal, Adam	2,000
Kafal, Paul	44,000
Kafal, Peter	52,000

Kajganich, Anne	2,000
Kajganich, Joanne	1,000
Kajganich, Michael	1,000
Kajganich, Nicholas	1,000
Kajganich (In-Trust Bradley Kajganich), Nicholas	1,000
Kandasamy, Fay	120,000
Kandasamy, Gerald	80,000
Kandasamy, Keith	17,000
Kelly, Mary	7,000
Kelly, Patrick	7,000
Kelly (In Trust-Scarlett Kelly), Mary	5,000
Kelly, Patrick Thomas	1,000
Kent, R. Gordon	40,000
Kobryn, David	20,000
Kobryn, Scott	30,000
Krkljus, Mile	10,000
Lane, Jeremy	100,000
Latinovic, Boro	2,000
Lazaroski, Dejan	6,000
Litalien, Connie	22,000
Litalien, Trisha	10,000
Macesic, Branko	8,000
Macesic, Milan	4,000
Macesic, Milja	4,000
MacGregor, Ian	46,000
MacGregor, Jeannette	10,000
Mackinnon, Carol Ann	2,000
MacLaren, Glenn	100,000
Martin, Patricia	20,000

Martino, Maria	15,000
Martino, Rocco	15,000
Martyn, Bonnie	3,000
Martyn, Gerald	3,000
Maskell, Scott	10,000
Mason, Peter	4,000
McGarry, Marion	2,000
McGaw, Dawn	500
Melchiorre, Lynn	5,000
Melchiorre, Paul	1,000
Mills, Kerry	20,000
Mitrovic, Daniela	10,000
Mitrovic, Miladin	10,000
Moldenhauer, Dean J.D.	4,000
Mrkalj, Andjelko	10,000
Orescanin, Daniel	1,000
Orescanin, John	5,000
Orescanin, Mary	1,000
Orescanin, Mildred	25,000
Orescanin, Nathan	1,000
Orescanin (In-Trust Grandchildren), Mildred	4,000
Pang Jr., Peter Allen	8,000
Paskey, Cindy	90,000
Pieterse, Frank	32,000
Pinder, Wendy	391,000
Pinder-Doede, Caitlin	2,500
Pinder-Doede, Carrie (16)	2,500
Pirsich, Stephan	2,000
Plante, Chad	2,000
Plante, Sabrina	2,500
Pompetzki, Monika	140,000
Popovacki, Carol	10,000

Popovich, Dara	2,000
Popovich, Dusan	20,000
Prytula, Linda (17)	28,000
Przybysz, Irene	50,000
Radojevic, Lidija	4,000
Rice, Keri Frances	20,000
Richard, Diane	200,000
Richard Jr., Gerard	20,000
Richard, Yvette	20,000
Richards, Bill	30,000
Robbins, Glenn	3,000
Robinson, Barbara	2,000
Rogers, Stephanie	2,000
Romanek, Sharron	3,000
Roth, James D.	10,000
Rouillier, Lise	3,000
Roy, Richard	50,000
Rusic, Bosiljka	1,000
Rusic, Dragon (Danny)	1,000
Saccone, Len	5,000
Samdass, James	4,000
Seburn, Janice	2,000
Senese, Karen	2,000
Senske, Jerrold	4,000
Smith, James H.	20,000
Smudja, Zeljko	6,000
Spadotto, Michael	20,000
Srdjenovic, Nedeljko	4,000
Stark, Laura	2,000
Stark, Lisa	2,000
Stark, Pamela	6,000
Stark, William	60,000

Stark, Amy	2,000
Stark, Doris	20,000
Stark, Juliana	2,000
Stark, Malcolm	20,000
Stathourakis, Eugenia V.	1,000
Steip, Ronald (Al)	1,000
Stoll, Joan	4,000
Tsiantoulas, Katherine	12,000
Tsiantoulas, Nicola	2,000
Tsiantoulas, Christos	4,000
Tunstall, Charlotte	2,000
Utvich, David	2,000
Utvich, Danica	10,000
Utvich, Daryl A.	2,000
Utvich, Gregory T.	2,000
Utvich, Judith	1,000
Utvich, Lauren	2,000
Utvich, Melissa E.	2,000
Utvich (In-Trust Amelia Rae Utvich), Gregory T.	2,000
Utvich Jr., Michael E.	2,000
Utvich Sr., Michael E.	2,000
Vandewater, Carolyn	5,000
Varcoe, Ryland	2,000
Varcoe, Scott	4,000
Velemirovich, Dragica	2,000
Vujic, Branislav	2,000
Water Communications Inc. (7)	400,000
Weir, Ludmilla	10,000
Widdis, Patricia J.	329,530
Wright, Grant	80,000
Yelda, Dany	4,000

Yorke, Steven	10,000
Zubic, Tihomir	4,000
Elsley, Sandra (21)(23)	7,750,000
Bordynuik, John (22)	37,000,000
Stark, Malcolm	133,250
Stark, Malcolm	50,000
Stark, Malcolm	50,000
Stark, Malcolm	33,250
Stark, Malcolm	40,000
Doede, Steve (8)(23)	1,400,000
Bordynuik Sr., John (9)	2,000,000
Seburn, Brian (10)(23)	75,000
Caputo, Marie	55,000
Steip, Ronald (Al)	10,000
Popovacki, John	50,000
Barnett, Alan (4)	125,000
Deurloo, Beverley Joan	120,000
Wright, Grant	80,000
D'Orazio, Marina (11)	46,875
Widdis, Patricia J.	67,000
Widdis, Patricia J.	120,000
Anthes, Thomas Victor	150,000
Kafal, Peter	48,000
Stark-Chevers, Roberta	20,000
IP Trust (12)	1,500,000
Corp. 1683091 (13)	1,500,000
Matkowski, Barbara	20,000
Goodyear, Charles	90,000
Matkowski, David	3,500
Matkowski, Derek	2,000
Falconer, Frank	20,000
Harry Fois Poultry Farms (14)	40,000

Myers, Howard	20,000
Mehta, Jasmin	5,000
Craig, Kathryn	15,000
Matkowski, Kathryn (15)	8,000
Yole, Leslie	8,000
Kafal, Adam	750
Kafal, Paul	1,250
Gorman, Sheri	4,250
Dorey, Jeffrey	8,000
Nicholson, Donna	5,000
Lahaie, Mike	2,000
Clarke, Steve (18)	2,000
Brown, Christopher	4,000
Stark, Lisa	8,000
Hunter, Karen	4,000
Stark, Laura	2,000
Barnett, Alan (4)	45,600
Boric, Dean	14,000
Boric, Douglas	8,000
Byford, Dennis	6,000
Cushing, Catherine	10,000
Cushing, Robert	10,000
Kvas, Anton	10,000
Macesic, Branko	16,000
Malivuk, Milan	30,000
Mitrovic, Miladin	20,000
Mrkalj, Andjelko	8,000
Prytula, Linda (17)	40,000
Robbins, Kristen	1,000
Robbins, Lara	2,000
Robbins, Valentina	3,000
Stanojcic, Andja	2,000

Van Dongen, Cory	10,000
Van Dongen, Wilhelmus	10,000
Optic Light (19)	10,000
Pirsich, Steve	5,000
Bordynuik, Janet	2,000
Gisel, Tara	2,000
Litalien, Connie	13,000
Albano, Bruno	2,000
Beni, Mildred	3,000
Orescanin, Mildred	120,000
Culliford, Keith	1,400
Drapeau, Lynn (20)	10,000
Maxwell, Larry (24)	10,000
Maxwell, Meredith	45,000
Schertzing, Christine	25,000
Schertzing, Bert	25,000

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Amendment *
3.2	By-Laws **
5.1	Opinion of Anslow & Jaclin, LLP (filed herewith)
10.1	Stock Purchase Agreement***
10.2	Share Exchange Agreement****
23.1	Consent of Gately & Associates, LLC (filed herewith)
23.2	Consent of Counsel, as in Exhibit 5.1

* Incorporated by reference to Form 8-K filed on February 18, 2009.
** Incorporated by reference to Form 10SB filed on October 22, 2007.
***Incorporated by reference to Form 8-K filed on July 18, 2008.
**** * Incorporated by reference to Form 8-K filed on February 13, 2009.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Ontario, Canada on April 6, 2009.

JOHN BORDYNUIK, INC.

By:	/s/John Bordynuik
John Bordynuik
President, Chief Executive Officer, Principal Executive Officer Principal Accounting Officer, and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Bordynuik and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of John Bordynuik, Inc., to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ John Bordynuik
John Bordynuik
Director